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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and the incorporation by reference in this Registration Statement on Post Effective Amendment No. 2 to Form S-3 of Electronics for Imaging, Inc., of our report dated March 10, 2003, with respect to the financial statements of Printcafe Software, Inc. which are included in Amendment No. 3 to the Electronics for Imaging, Inc's Registration Statement on Form S-4 (File No. 333-103954) filed on August 22, 2003.

May 21, 2004

/s/ Ernst & Young LLP
Pittsburgh, Pennsylvania